Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES FOURTH QUARTER 2018

TOTAL REVENUE OF $67.2 MILLION

CAMARILLO, CA March 12, 2019 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and twelve months ended December 31, 2018.

Fourth Quarter 2018 Results

For the quarter ended December 31, 2018 compared to the quarter ended December 31, 2017:

Consolidated

•	Total revenue remained consistent at $67.2 million;

•	Total operating expenses increased 1.3% to $63.5 million from $62.7 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment losses, depreciation expense and amortization expense (1) increased 3.1% to $55.6 million from $53.9 million;

•	Operating income decreased 18.8% to $3.7 million from $4.5 million;

•	The company recognized a net loss of $3.1 million, or $0.12 net loss per share compared to net income of $22.4 million or $0.85 net income per diluted share;

•	EBITDA (1) decreased 2.4% to $8.7 million from $8.9 million;

•	Adjusted EBITDA (1) decreased 12.8% to $11.6 million from $13.3 million; and

•	Net cash provided by operating activities increased 27.8% to $2.8 million from $2.2 million.

Broadcast

•	Net broadcast revenue increased 0.7% to $51.1 million from $50.7 million;

•	Station Operating Income (“SOI”) (1) decreased 10.1% to $12.6 million from $14.0 million;

•	Same Station (1) net broadcast revenue increased 1.9% to $50.3 million from $49.3 million; and

•	Same Station SOI (1) decreased 9.1% to $13.0 million from $14.3 million.

Digital Media

•	Digital media revenue increased 4.0% to $11.5 million from $11.1 million; and

•	Digital Media Operating Income (1) increased 14.1% to $3.0 million from $2.7 million.

Publishing

•	Publishing revenue decreased 15.3% to $4.6 million from $5.4 million; and

•	Publishing Operating Loss (1) increased 36.0% to $0.5 million from $0.4 million.

Included in the results for the quarter ended December 31, 2018 are:

•	A $2.9 million ($2.1 million, net of tax, or $0.08 per share) impairment, of which $36,000 related to impairment of mastheads and the reminder to broadcast licenses;

•

A $0.3 million ($0.2 million, net of tax, or $0.01 per share) net loss reflects the impact of the sale of radio stations KOTK-AM and KCRO-AM in Omaha, Nebraska that was adjusted as of the closing date based on the actual assets sold and various other fixed asset disposals;

•	A $0.4 million gain ($0.3 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

•	$109,000 non-cash compensation charge included in corporate expenses;

•	$40,000 non-cash compensation charge included in broadcast operating expenses;

•	$27,000 non-cash compensation charge included in digital media operating expenses; and

•	the remaining $4,000 non-cash compensation charge included in publishing operating expenses.

Included in the results for the quarter ended December 31, 2017 are:

•

A $4.3 million ($2.6 million, net of tax, or $0.10 per share) net loss on the disposal of assets including a $4.7 million estimated loss for the sale of WQVN-AM (formerly WKAT-AM) in Miami, Florida offset by a $0.4 million gain on the sale of the WSPZ-AM tower site; and

•	A $23.0 million ($0.87 per share) income tax benefit was recorded in the fourth quarter of 2017 as a result of the Tax Cuts and Jobs Act of 2017.

Per share numbers are calculated based on 26,186,112 diluted weighted average shares for the quarter ended December 31, 2018, and 26,378,260 diluted weighted average shares for the quarter ended December 31, 2017.

Year to Date 2018 Results

For the twelve months ended December 31, 2018 compared to the twelve months ended December 31, 2017:

Consolidated

•	Total revenue decreased 0.4% to $262.8 million from $263.7 million;

•	Total operating expenses increased 2.1% to $245.8 million from $240.8 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment losses, depreciation expense and amortization expense (1) increased 0.6% to $219.4 million from $218.2 million;

•	Operating income decreased 26.2% to $17.0 million from $23.0 million;

•	The company recognized a net loss of $3.2 million, or $0.12 net loss per share compared to net income of $24.6 million, or $0.94 net income per diluted share;

•	EBITDA (1) decreased 4.3% to $35.8 million from $37.4 million;

•	Adjusted EBITDA (1) decreased 4.9% to $43.3 million from $45.6 million; and

•	Net cash provided by operating activities decreased 16.0% to $23.0 million from $27.3 million.

Broadcast

•	Net broadcast revenue increased 1.2% to $198.5 million from $196.2 million;

•	SOI (1) decreased 1.6% to $49.9 million from $50.7 million;

•	Same station (1) net broadcast revenue increased 1.8% to $195.2 million from $191.7 million; and

•	Same station SOI (1) decreased 0.5% to $51.5 million from $51.7 million.

Digital media

•	Digital media revenue decreased 1.2% to $42.6 million from $43.1 million; and

•	Digital media operating income (1) decreased 1.3% to $9.3 million from $9.4 million.

Publishing

•	Publishing revenue decreased 11.3% to $21.7 million from $24.4 million; and

•	Publishing Operating Loss (1) increased to $0.7 million from $32,000.

Included in the results for the twelve months ended December 31, 2018 are:

•	A $2.9 million ($2.1 million, net of tax, or $0.08 per share) impairment, of which $36,000 related to impairment of mastheads and the reminder to broadcast licenses;

•	A $4.7 million ($3.4 million, net of tax, or $0.13 per share) net loss on the disposition of assets includes:

•	a $2.4 million pre-tax loss on the sale of KGBI-FM in Omaha, Nebraska;

•	a $1.8 million pre-tax loss on the sale of radio stations KOTK-AM and KCRO-AM in Omaha, Nebraska;

•	a $0.3 million pre-tax loss on the sale of land in Lakeside, California;

•	a $0.2 million pre-tax loss on the sale of land in Covina, California; and

•	offset by a $0.2 million pre-tax gain on the sale of WBIX-AM in Boston, Massachusetts;

•	A $0.6 million gain ($0.5 million, net of tax, or $0.02 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and

•	A $0.5 million non-cash compensation charge ($0.4 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

•	$329,000 non-cash compensation charge included in corporate expenses;

•	$122,000 non-cash compensation charge included in broadcast operating expenses;

•	$77,000 non-cash compensation charge included in digital media operating expenses; and

•	the remaining $15,000 non-cash compensation charge included in publishing operating expenses.

Included in the results for the twelve months ended December 31, 2017 are:

•

A $3.9 million ($2.3 million, net of tax, or $0.09 per share) net loss on the disposal of assets including a $4.7 million estimated loss for the sale of WQVN-AM (formerly WKAT-AM) in Miami, Florida that was offset by a $0.5 million gain from the sale of a former transmitter site in its Dallas, Texas market and a $0.4 million gain on the sale of the WSPZ-AM tower site;

•

A $2.8 million loss ($1.7 million, net of tax, or $0.06 per share) on the early redemption of long-term debt due to the repayment and termination of the senior credit facilities consisting of a term loan (“Term Loan B”) and Revolver;

•	A $23.0 million ($0.87 per share) income tax benefit was recorded in the fourth quarter of 2017 as a result of the Tax Cuts and Jobs Act of 2017; and

•	A $1.7 million non-cash compensation charge ($1.0 million, net of tax, or $0.04 per share) related to the expensing of stock options and restricted stock consisting of:

•	$1.2 million non-cash compensation charge included in corporate expenses;

•	$0.3 million non-cash compensation charge included in broadcast operating expenses;

•	$0.1 million non-cash compensation charge included in digital media operating expenses; and

•	$0.1 million non-cash compensation charge included in publishing operating expenses.

Per share numbers are calculated based on 26,179,702 diluted weighted average shares for the twelve months ended December 31, 2018, and 26,435,757 diluted weighted average shares for the twelve months ended December 31, 2017.

Balance Sheet

At December 31, 2018, the company had $238.6 million outstanding on the 6.75% senior secured notes due 2024 and $19.7 million outstanding on the Asset Based Revolving Credit Facility (“ABL Facility”).

Acquisitions and Divestitures

The following transactions were completed since October 1, 2018:

•

On February 28, 2019, the company sold Mike Turner’s line of investment products, including TurnerTrends.com and other domain names and related assets. The company received no cash from the buyer who assumed all deferred subscription liabilities for Mike Turner’s investment products. The company incurred a loss of approximately $0.2 million associated with the sale reflecting the sales price as compared to the carrying value of the assets and the estimated cost to sell.

•

On February 22, 2019, the company entered into an agreement to sell HumanEvents.com, a conservative opinion website that provides news and commentary on conservative issues of interest for $0.3 million. The company incurred a loss of approximately $0.2 million associated with the sale that closed on February 27, 2019 reflecting the sales price as compared to the carrying value of the assets and the estimated cost to sell.

•

On October 31, 2018, the company closed on the sale of radio stations KCRO-AM and KOTK-AM in Omaha, Nebraska for $1.4 million in cash. Based on its then intent to sell these assets, the company recorded the assets as held for sale at June 30, 2018 and recognized an estimated loss of $1.6 million based on the sale price and the estimated costs to sell. The buyer began programming the stations under an LMA on August 8, 2018.

Pending transactions:

•	On March 1, 2019, the company entered into an agreement to acquire the pjmedia.com website for $0.1 million in cash. The purchase is expected to close during the first quarter of 2019.

•

In December 2018, Word Broadcasting notified the company of their intent to purchase its Louisville radio stations. They began operating the stations under a Time Brokerage Agreement beginning on January 3, 2017 that will continue until the purchase agreement is executed and the transaction closes.

•

On April 26, 2018, the company entered an agreement to exchange radio station KKOL-AM, in Seattle, Washington for KPAM-AM in Portland, Oregon. The transaction is expected to close in the first half of 2019.

Conference Call Information

Salem will host a teleconference to discuss its results on March 12, 2019 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Fourth Quarter 2018 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through March 26, 2019 and can be heard by dialing (877) 660-6853, passcode 13687826 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

First Quarter 2019 Outlook

For the first quarter of 2019, the company is projecting total revenue to decline between 3% and 5% from first quarter 2018 total revenue of $63.8 million. The company is also projecting operating expenses before gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to be between a decline of 1% and an increase of 2% compared to the first quarter of 2018 non-GAAP operating expenses of $53.6 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses on the disposition of assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Follow us on Twitter @SalemMediaGrp.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Loss, and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Loss as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
	(Unaudited)
Net broadcast revenue	$50,718	$51,077	$196,197	$198,502
Net digital media revenue	11,098	11,544	43,096	42,595
Net publishing revenue	5,395	4,567	24,443	21,686

Total revenue	67,211	67,188	263,736	262,783

Operating expenses:
Broadcast operating expenses	36,687	38,463	145,494	148,614
Digital media operating expenses	8,434	8,504	33,675	33,296
Publishing operating expenses	5,770	5,077	24,475	22,396
Unallocated corporate expenses	3,072	3,748	16,255	15,686
Change in the estimated fair value of contingent earn-out consideration	31	4	(23)	76
Impairment of indefinite-lived long-term assets other than goodwill	—	2,870	19	2,870
Depreciation and amortization	4,371	4,592	16,962	18,226
Net (gain) loss on the disposition of assets	4,315	253	3,905	4,653

Total operating expenses	62,680	63,511	240,762	245,817

Operating income	4,531	3,677	22,974	16,966
Other income (expense):
Interest income	1	1	4	5
Interest expense	(4,550)	(4,549)	(16,706)	(18,328)
Change in the fair value of interest rate swap	—	—	357	—
Gain (loss) on early retirement of long-term debt	—	414	(2,775)	648
Net miscellaneous income and expenses	—	2	(80)	(10)

Net income (loss) before income taxes	(18)	(455)	3,774	(719)
Provision for (benefit from) income taxes	(22,376)	2,605	(20,870)	2,473

Net income (loss)	$22,358	$(3,060)	$24,644	$(3,192)

Basic earnings (loss) per share Class A and Class B common stock	$0.85	$(0.12)	$0.94	$(0.12)
Diluted earnings (loss) per share Class A and Class B common stock	$0.85	$(0.12)	$0.94	$(0.12)

Distributions per share Class A and Class B common stock	$0.07	$0.07	$0.26	$0.26

Basic weighted average Class A and Class B common stock shares outstanding	26,166,769	26,186,112	26,068,942	26,179,702

Diluted weighted average Class A and Class B common stock shares outstanding	26,378,260	26,186,112	26,435,757	26,179,702

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2017	December 31, 2018
Assets
Cash	$3	$117
Trade accounts receivable, net	32,545	33,020
Other current assets	14,172	10,500
Property and equipment, net	99,480	96,508
Intangible assets, net	420,755	414,646
Deferred financing costs	550	381
Deferred income taxes – non-current	1,070	—
Other assets	4,244	3,856

Total assets	$572,819	$559,028

Liabilities and Stockholders’ Equity
Current liabilities	$42,149	$52,878
Long-term debt and capital lease obligations	249,579	234,135
Deferred income taxes	34,151	35,272
Other liabilities	15,659	14,874
Stockholders’ Equity	231,281	221,869

Total liabilities and stockholders’ equity	$572,819	$559,028

SALEM MEDIA GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended December 31,
	2017	2018
OPERATING ACTIVITIES
Net income (loss)	$24,644	$(3,192)
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash stock-based compensation	1,721	543
Depreciation and amortization	16,962	18,226
Amortization of deferred financing costs	940	1,114
Accretion of financing items	74	—
Accretion of acquisition-related deferred payments and contingent earn-out consideration	42	24
Provision for bad debts	2,196	2,098
Deferred income taxes	(20,932)	2,191
Impairment of indefinite-lived long-term assets other than goodwill	19	2,870
Change in the fair value of interest rate swap	(357)	—
Change in the estimated fair value of contingent earn-out consideration	(23)	76
Net (gain) loss on the disposition of assets	3,905	4,653
(Gain) loss on early retirement of debt	2,775	(648)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	144	(2,814)
Inventories	(60)	53
Prepaid expenses and other current assets	(537)	308
Accounts payable and accrued expenses	(2,569)	1,031
Deferred rent expense	(133)	(287)
Contract liabilities	(1,427)	(3,365)
Other liabilities	(3)	(15)
Income taxes payable	(51)	95

Net cash provided by operating activities	27,330	22,961

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(8,534)	(9,267)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(50)	(77)
Purchases of broadcast assets and radio stations	(2,282)	(6,534)
Purchases of digital media businesses and assets	(1,690)	(4,320)
Proceeds from sale of assets	2,456	9,894
Other	(242)	(420)

Net cash used in investing activities	(10,342)	(10,724)

FINANCING ACTIVITIES
Payments under Term Loan B	(263,000)	—
Payments to repurchase 6.75% Senior Secured Notes		(15,443)
Proceeds from borrowings under Revolver and ABL Facility	89,738	153,650
Payments on Revolver and ABL Facility	(81,214)	(142,990)
Payment of interest rate swap	(783)	—
Proceeds from bond offering	255,000	—
Payments of debt issuance costs	(7,035)	(50)
Payments of acquisition-related contingent earn-out consideration	(14)	(140)
Payments of deferred installments due from acquisition activity	(225)	—
Proceeds from the exercise of stock options	514	43
Payment of cash distribution on common stock	(6,790)	(6,806)
Payments on capital lease obligations	(122)	(85)
Book overdraft	(3,184)	(302)

Net cash used in financing activities	(17,115)	(12,123)

Net increase (decrease) in cash and cash equivalents	(127)	114
Cash and cash equivalents at beginning of year	130	3

Cash and cash equivalents at end of year	$3	$117

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Disposition of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$62,680	$63,511	$240,762	$245,817
Less depreciation and amortization expense	(4,371)	(4,592)	(16,962)	(18,226)
Less change in estimated fair value of contingent earn-out consideration	(31)	(4)	23	(76)
Less impairment of indefinite-lived long-term assets other than goodwill	—	(2,870)	(19)	(2,870)
Less net gain (loss) on the disposition of assets	(4,315)	(253)	(3,905)	(4,653)
Less stock-based compensation expense	(28)	(180)	(1,721)	(543)

Total Recurring Operating Expenses	$53,935	$55,612	$218,178	$219,449

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$50,718	$51,077	$196,197	$198,502
Net broadcast revenue – acquisitions	—	(224)	—	(873)
Net broadcast revenue – dispositions	(691)	(35)	(1,799)	(575)
Net broadcast revenue – format change	(708)	(549)	(2,736)	(1,903)

Same Station net broadcast revenue	$49,319	$50,269	$191,662	$195,151

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$36,687	$38,463	$145,494	$148,614
Broadcast operating expenses – acquisitions	—	(362)	—	(1,464)
Broadcast operating expenses – dispositions	(791)	(59)	(2,444)	(759)
Broadcast operating expenses – format change	(829)	(725)	(3,101)	(2,693)

Same Station broadcast operating expenses	$35,067	$37,317	$139,949	$143,698

Reconciliation of SOI to Same Station SOI
Station Operating Income	$14,031	$12,614	$50,703	$49,888
Station operating loss – acquisitions	—	138	—	591
Station operating loss – dispositions	100	24	645	184
Station operating loss – format change	121	176	365	790

Same Station - Station Operating Income	$14,252	$12,952	$51,713	$51,453

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Loss
Net broadcast revenue	$50,718	$51,077	$196,197	$198,502
Less broadcast operating expenses	(36,687)	(38,463)	(145,494)	(148,614)

Station Operating Income	$14,031	$12,614	$50,703	$49,888

Net digital media revenue	$11,098	$11,544	$43,096	$42,595
Less digital media operating expenses	(8,434)	(8,504)	(33,675)	(33,296)

Digital Media Operating Income	$2,664	$3,040	$9,421	$9,299

Net publishing revenue	$5,395	$4,567	$24,443	$21,686
Less publishing operating expenses	(5,770)	(5,077)	(24,475)	(22,396)

Publishing Operating Loss	$(375)	$(510)	$(32)	$(710)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income, the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
	(Unaudited)
Net income (loss)	$22,358	$(3,060)	$24,644	$(3,192)
Plus interest expense, net of capitalized interest	4,550	4,549	16,706	18,328
Plus provision for (benefit from) income taxes	(22,376)	2,605	(20,870)	2,473
Plus depreciation and amortization	4,371	4,592	16,962	18,226
Less interest income	(1)	(1)	(4)	(5)

EBITDA	$8,902	$8,685	$37,438	$35,830

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
	(Unaudited)
Net income (loss)	$22,358	$(3,060)	$24,644	$(3,192)
Plus interest expense, net of capitalized interest	4,550	4,549	16,706	18,328
Plus provision for (benefit from) income taxes	(22,376)	2,605	(20,870)	2,473
Plus depreciation and amortization	4,371	4,592	16,962	18,226
Less interest income	(1)	(1)	(4)	(5)

EBITDA	$8,902	$8,685	$37,438	$35,830

Less net (gain) loss on the disposition of assets	4,315	253	3,905	4,653
Less change in the estimated fair value of contingent earn-out consideration	31	4	(23)	76
Plus impairment of indefinite-lived long-term assets other than goodwill	—	2,870	19	2,870
Plus change in the fair value of interest rate swap	—	—	(357)	—
Plus (gain) loss on early retirement of long- term debt	—	(414)	2,775	(648)
Plus net miscellaneous income and expenses	—	(2)	80	10
Plus non-cash stock-based compensation	28	180	1,721	543

Adjusted EBITDA	$13,276	$11,576	$45,558	$43,334

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
	(Unaudited)
Net cash provided (used) by operating activities	$2,162	$2,763	$27,330	$22,961
Non-cash stock-based compensation	(28)	(180)	(1,721)	(543)
Depreciation and amortization	(4,371)	(4,592)	(16,962)	(18,226)
Amortization of deferred financing costs	(295)	(259)	(940)	(1,114)
Accretion of financing items	—	—	(74)	—
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(10)	—	(42)	(24)
Provision for bad debts	(648)	(600)	(2,196)	(2,098)
Deferred income taxes	22,341	(2,492)	20,932	(2,191)
Change in the fair value of interest rate swap	—	—	357	—
Change in the estimated fair value of contingent earn-out consideration	(31)	(4)	23	(76)
Impairment of indefinite-lived long-term assets other than goodwill	—	(2,870)	(19)	(2,870)
Net gain (loss) on the disposition of assets	(4,315)	(253)	(3,905)	(4,653)
Gain (loss) on early retirement of debt	—	414	(2,775)	648
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(607)	(1,015)	(144)	2,814
Inventories	(79)	(214)	60	(53)
Prepaid expenses and other current assets	(464)	(868)	537	(308)
Accounts payable and accrued expenses	7,721	6,193	2,569	(1,031)
Contract liabilities	850	985	1,427	3,365
Deferred rent expense	130	(17)	133	287
Other liabilities	—	(25)	3	15
Income taxes payable	2	(26)	51	(95)

Net income (loss)	$22,358	$(3,060)	$24,644	$(3,192)

Plus interest expense, net of capitalized interest	4,550	4,549	16,706	18,328
Plus provision for (benefit from) income taxes	(22,376)	2,605	(20,870)	2,473
Plus depreciation and amortization	4,371	4,592	16,962	18,226
Less interest income	(1)	(1)	(4)	(5)

EBITDA	$8,902	$8,685	$37,438	$35,830

Plus net (gain) loss on the disposition of assets	4,315	253	3,905	4,653
Plus change in the estimated fair value of contingent earn-out consideration	31	4	(23)	76
Plus impairment of indefinite-lived long-term assets other than goodwill	—	2,870	19	2,870
Plus change in the fair value of interest rate swap	—	—	(357)	—
Plus (gain) loss on the early retirement of long-term debt	—	(414)	2,775	(648)
Plus net miscellaneous income and expenses	—	(2)	80	10
Plus non-cash stock-based compensation	28	180	1,721	543

Adjusted EBITDA	$13,276	$11,576	$45,558	$43,334

Less net cash paid for capital expenditures (1)	(1,734)	(2,754)	(8,534)	(9,267)
Plus cash (paid) received for taxes	32	(87)	(96)	(186)
Less cash paid for interest, net of capitalized interest	(9,275)	(8,437)	(14,237)	(17,231)

Adjusted Free Cash Flow	$2,299	$298	$22,691	$16,650

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at December 31, 2018	Applicable Interest Rate
Senior Secured Notes due 2024 (1)	$238,570,000	6.75%
Asset-based revolving credit facility (2)	19,660,326	4.45%

(1)	$238.6 million notes with semi-annual interest payments at an annual rate of 6.75%.
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum or prime rate plus 0.5% to 1.0% per annum.